UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 30, 2012
Date of Report (date of earliest event reported)

SCHIFF NUTRITION INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000 (Registrant’s telephone number, including area code) Not Applicable (Former name or former, address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Stock Purchase Agreement

On March 30, 2012 (the “Closing Date”), Schiff Nutrition Group, Inc., a Utah corporation (“SNG”) and wholly-owned subsidiary of Schiff Nutrition International, Inc. (“SNI”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among Airborne, Inc., a Delaware corporation (“Airborne”), GF Consumer Health, L.L.C., a Delaware limited liability company (“Seller”), GF Capital Private Equity Fund, L.P., a Delaware limited liability company (“Parent”), solely with respect to certain provisions of the Stock Purchase Agreement, and SNG.

Pursuant to the terms of the Stock Purchase Agreement, on the Closing Date, SNG acquired all of the outstanding shares of Airborne (the “Acquisition”) for aggregate consideration of $150.0 million in cash on a debt-free basis and subject to certain post-closing working capital adjustments.

The Stock Purchase Agreement contains customary representations, warranties and covenants.  Subject to certain exceptions and limitations, Seller and Parent have agreed to provide indemnities to SNG and SNG affiliates (including SNI) for certain breaches of representations, warranties and covenants and other specified matters.

The foregoing description of the Stock Purchase Agreement does not summarize or include all terms relating to the Acquisition or all other actions contemplated by the Stock Purchase Agreement.  The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference.

Credit Agreement

On the Closing Date, SNG and SNI entered into a credit agreement (the “Credit Agreement”) by and among Royal Bank of Canada, as issuing bank, swingline lender and administrative agent (the “Agent”), the other lenders party thereto (the “Lenders”), SNG and SNI, pursuant to which SNG borrowed $150,000,000 of term loans (the “Term Loans”) to finance the Acquisition and to pay related fees and expenses (the “Financing”).  The Credit Agreement also provides that SNG may borrow up to $50,000,000 of a revolving credit facility (the “Revolver Loans”) to be used for general corporate purposes.  SNG, SNI and Airborne are referenced herein collectively as the “Loan Parties” and each a “Loan Party.”

Loans under the Credit Agreement designated as “alternate base rate” loans are expected to bear interest at a rate per annum equal to the greatest of (i) the prime rate, (ii) the Federal funds rate plus 0.50%, and (iii) the adjusted Eurodollar rate for a deposit in dollars with a maturity of one month plus 1%, plus, in the case of Term Loans and Revolver Loans, 3.75% per annum.  Loans under the Credit Agreement designated as “Eurodollar rate” loans are expected to bear interest at the adjusted Eurodollar rate plus, in the case of Term Loans, 4.75% per annum.   The Term Loans are expected to be subject to an alternate base rate floor of 2.25% and a Eurodollar rate floor of 1.25%.

The Term Loans are expected to mature seven years after the Closing Date, and the Revolver Loans mature five years after the Closing Date.  The Term Loans will amortize in equal quarterly installments in an amount equal to 1% per annum of the original principal amount thereof, with the remaining balance due at final maturity.  SNG is expected to be able to prepay any loans without penalty or premium, and Term Loans may be repaid at a discount, subject to conditions set forth in the Credit Agreement. SNG is expected to prepay any Term Loans in an amount equal to: (i) 100% of the net cash proceeds from any debt incurred by SNI or a restricted subsidiary, (ii) 100% of any asset sales, casualty and condemnation events, and (iii) 50% of excess cash flow (such percentage to be subject to reduction based on achievement of specified senior secured net leverage ratios), in each case, subject to certain reinvestment rights and other exceptions.

The Credit Agreement contains covenants that, subject to certain exceptions and carve-outs, limit each Loan Party’s ability to: (i) incur additional indebtedness; (ii) grant a lien over any of its properties; (iii) merge into or with any other entity or liquidate, dissolve, or dispose of all or substantially all of its assets; (iv) make investments; (v) pay dividends or other distributions; (vi) enter into certain transactions with affiliates; (vii) amend organizational documents; (viii) change its fiscal period; (ix) permit the Interest Coverage Ratio (as defined in the Credit Agreement) to be less than 3.50 to 1.00; or (x) permit the Total Leverage Ratio (as defined in the Credit Agreement) to exceed 4.25 to 1.00 beginning with the fiscal quarter ending August 31, 2012, with the levels stepping down thereafter.

Amounts outstanding under the Credit Agreement may become due and payable upon the occurrence of specified events, including, but not limited to: (i) failure to pay principal, interest, or any fees when due; (ii) breach of any representation or warranty, or certain covenants; (iii) a bankruptcy or insolvency proceeding occurs with respect to any Loan Party; (iv) a failure to pay indebtedness in an amount of $7,500,000 or more; (v) the occurrence of certain events with respect to any Loan Party’s obligations under an ERISA-related plan; (vi) any lien created by the Collateral Agreement (defined below) or related security documents ceasing to be valid and perfected; (vii) the Credit Agreement or any related security document or guarantee ceasing to be legal, valid and binding upon the parties thereto; (viii) any indebtedness incurred pursuant to the Credit Agreement ceasing to be senior in ranking to all other indebtedness; or (ix) the occurrence of a change of control.

The foregoing description of the Credit Agreement does not summarize or include all terms contained in the Credit Agreement or all other actions contemplated by the Financing.  The foregoing description is qualified in its entirety by reference to the Credit Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Collateral Agreement

In connection with the Credit Agreement, each Loan Party entered into a Collateral Agreement, dated as of the Closing Date (the “Collateral Agreement”), in favor of the Agent, on behalf of the Lenders.  Pursuant to the Collateral Agreement, the Loan Parties granted a lien to the Agent, on behalf of the Lenders, in all of the assets now owned or hereafter acquired by any Loan Party including, without limitation, accounts, promissory notes and other instruments, equipment, inventory, investment property, letter-of-credit rights, commercial tort claims, rights to receive money, books and records, other goods, general intangibles and the proceeds of each of the foregoing, in each case, subject to certain exceptions.  Pursuant to the Collateral Agreement, certain newly formed or acquired subsidiaries (with limited exceptions) will be required to execute a supplement to the Collateral Agreement that adds such new subsidiary as a grantor thereunder.

The foregoing description of the Collateral Agreement does not summarize or include all terms contained therein, and is qualified in its entirety by reference to the Collateral Agreement, attached hereto as Exhibit 10.2 and incorporated herein by reference.

Master Guarantee Agreement

In connection with the Credit Agreement, SNI and Airborne entered into a Master Guarantee Agreement, dated as of the Closing Date (the “Guarantee Agreement”), whereby they guarantee the indebtedness incurred by SNG under the Credit Agreement.  Pursuant to the Guarantee Agreement, each newly formed or acquired subsidiary (with limited exceptions) will be required to execute a supplement to the Guarantee Agreement that adds such new subsidiary as a guarantor thereunder.

The foregoing description of the Guarantee Agreement does not summarize or include all terms contained therein, and is qualified in its entirety by reference to the Guarantee Agreement, attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, SNG consummated the Acquisition pursuant to the Stock Purchase Agreement.  As a result of the Acquisition, Airborne became a wholly-owned subsidiary of SNG.  The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

All financial statements of the business acquired that are required with respect to the acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K (this “Report”) not later than 71 calendar days after the date on which this Report is required to be filed.

(b)	Pro Forma Financial Information.

All pro forma financial information required with respect to the acquisition described in Item 2.01 herein will be filed by amendment to this Report not later than 71 calendar days after the date on which this Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of March 30, 2012, by and among Airborne, Inc., GF Consumer Health, L.L.C., GF Capital Private Equity Fund, L.P. and Schiff Nutrition Group, Inc.
10.1
Credit Agreement, dated as of March 30, 2012, by and among Schiff Nutrition International, Inc., Schiff Nutrition Group, Inc., the lenders party thereto, Royal Bank of Canada, as the issuing bank and the swingline lender and Royal Bank of Canada, as administrative agent.

10.2
Collateral Agreement, dated as of March 30, 2012, by and among Schiff Nutrition International, Inc., Schiff Nutrition Group, Inc., the other grantors party thereto and Royal Bank of Canada, as administrative agent.

10.3	Master Guarantee Agreement, dated as of March 30, 2012, by and among Schiff Nutrition International, Inc., the subsidiary guarantors party thereto and Royal Bank of Canada, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer

Date: April 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of March 30, 2012, by and among Airborne, Inc., GF Consumer Health, L.L.C., GF Capital Private Equity Fund, L.P. and Schiff Nutrition Group, Inc.
10.1
Credit Agreement, dated as of March 30, 2012, by and among Schiff Nutrition International, Inc., Schiff Nutrition Group, Inc., the lenders party thereto, Royal Bank of Canada, as the issuing bank and the swingline lender and Royal Bank of Canada, as administrative agent.

10.2
Collateral Agreement, dated as of March 30, 2012, by and among Schiff Nutrition International, Inc., Schiff Nutrition Group, Inc., the other grantors party thereto and Royal Bank of Canada, as administrative agent.

10.3	Master Guarantee Agreement, dated as of March 30, 2012, by and among Schiff Nutrition International, Inc., the subsidiary guarantors party thereto and Royal Bank of Canada, as administrative agent.